Exhibit 99.1

FOR IMMEDIATE RELEASE

LUMBER LIQUIDATORS NAMES ROBERT M. LYNCH

PRESIDENT AND CHIEF OPERATING OFFICER

TOANO, VA, December 20, 2010 – Lumber Liquidators (NYSE: LL), the largest specialty retailer of hardwood flooring in the U.S., today announced the appointment of Robert M. Lynch as the Company’s President and Chief Operating Officer. In this new position, Mr. Lynch will oversee the Company’s merchandising, supply chain and store operations, including the respective Senior Vice Presidents of these areas, and will report directly to Jeffrey W. Griffiths, Chief Executive Officer. Mr. Lynch’s anticipated start date is January 17, 2011.

Mr. Griffiths stated, “We are extremely pleased to have an executive of Rob’s caliber round out our senior executive team at Lumber Liquidators. With almost 20 years of experience in retail operations and management, including leadership positions at top retailers, Rob is a seasoned and proven industry executive. We believe that his unique combination of strategic, functional and real-world experience will enable him to play an integral role in helping Lumber Liquidators strengthen our merchandising and product allocation strategy, bolster our logistics capabilities and enhance the customer experience throughout our growing store base. Importantly, we believe that Rob’s leadership and insight will help to ensure Lumber Liquidators remains well positioned to execute our business strategies and meet our performance objectives.”

Mr. Lynch most recently served as President and Chief Executive Officer of Orchard Supply Hardware, a member of the Sears Holdings Corporation family of companies, where he directed all major functional areas. Previously, Mr. Lynch worked at The Home Depot, Inc. in various store operations and business development positions. Mr. Lynch has also held positions at Accenture Consulting, and at Ernst & Young in the National Consumer Products & Retail Consulting Practice. Mr. Lynch began his career with Wal-Mart Stores, Inc.

Mr. Lynch holds an MBA from The Amos Tuck School of Business Administration at Dartmouth College and a B.S. in Psychology with an emphasis on Human Resource Management from Brigham Young University.

About Lumber Liquidators

Lumber Liquidators is the largest specialty retailer of hardwood flooring in the United States. With more than 215 stores and 340 varieties of flooring, including solid and engineered hardwood, bamboo, cork and laminate, and featuring premier brands such as Bellawood (which features a 50-year warranty), Dream Home, Schön, Virginia Mill Works, and Morning Star, Lumber Liquidators has one of the most extensive selections of prefinished and unfinished hardwood flooring in the industry. Its hardwood line is made up of more than 25 domestic and exotic wood species in both prefinished and unfinished brands of various lengths and widths. Flooring experts in every store provide consumers with useful product information and answers to all of their flooring questions.

While keeping costs down is part of the Company’s philosophy, Lumber Liquidators is also committed to offering high-quality, name-brand products that it stands behind with confidence.

Forward-Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act. These statements can be identified by the use of forward-looking terminology, including “may,” “believe,” “will,” “expect,” “anticipate,” “plan” and “intend,” or other similar words. Statements contained in this press release are based upon information presently available to us and assumptions that we believe to be reasonable. We are not assuming any duty to update this information should those facts change or should we no longer believe the assumptions to be reasonable. These statements are subject to risks and uncertainties, including without limitation, general market conditions, the performance of the company’s business and other risks detailed from time-to-time in the Company’s filings with the Securities and Exchange Commission.

For further information contact:

Lumber Liquidators	FD
Daniel Terrell/Ashleigh McDermott	Leigh Parrish/Jessica Greenberger
Tel: 757.566.7512	Tel. 212.850.5600